Item 26. Exhibit (g) ii. a.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT No. 1 to the
AUTOMATIC AND FACULTATIVE YRT REINSURANCE AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

SWISS RE LIFE & HEALTH AMERICA INC.
(the “Reinsurer”)

Original Effective Date: December 1, 2015
Coverage: Group Universal Life and Group Variable Universal Life (GUL II/GVUL II)
TAI Code: [_____]
Reinsurer Treaty ID: [_____]

Effective May 7, 2018, the Amendment Effective Date, the Underwriting Guidelines in the above-referenced agreement are hereby revised.

Exhibit C - Underwriting Guidelines is hereby replaced in its entirety with the attached Exhibit C - Underwriting Guidelines.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[page break]

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	6-28-2018
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	6-28-2018
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	6-28-2018
Peter G Ferris
Vice President & Actuary

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Natalie Gleed	Date:	June 26, 2018

Print name:	Natalie Gleed

Title:	VP

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Nathan Longden	Date:	26th June, 2018

Print name:	Nathan Longden

Title:	SVP

[page break]

EXHIBIT C: UNDERWRITING GUIDELINES

*** PROPRIETARY AND CONFIDENTIAL *** MASSMUTUAL EMPLOYEE USE ONLY ***

š Executive Group Life-Case Underwriting Guidelines ›

Published by EGL Worksite Underwriting

GUL / GVUL II

Effective: May 7, 2018

[_____]

[page breaks]

I.	[_____]:

[table deleted]

[page breaks]

Appendix

EGLGI Insurance Enrollment Form (Part 1B) - 0515 (redacted)

EGLGI-UL Insurance Enrollment Form (Part 1B) - 0515 (redacted)

EGLSF Employee Application (Part 1B) - 0515 (redacted)

EGLSF-UL Employee Application (Part 1B) - 0515 (redacted)

Item 26. Exhibit (g) ii. a.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT No. 2 to the
AUTOMATIC AND FACULTATIVE YRT REINSURANCE AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

SWISS RE LIFE & HEALTH AMERICA INC.
(the “Reinsurer”)

Original Effective Date: December 1, 2015
Coverage: Group Universal Life and Group Variable Universal Life (GUL II/GVUL II)
TAI Code: [_____]
Reinsurer Treaty ID: [_____]

Effective January 1, 2019, the Amendment Effective Date, the Ported Basic Coverage percentages in the above-referenced agreement are hereby revised.

Exhibit E – Reinsurance Premiums and Allowances is hereby replaced in its entirety with the attached Exhibit E – Reinsurance Premiums and Allowances.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[page break]

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	11-21-2018
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	11-21-2018
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	11-21-2018
Peter G Ferris
Vice President & Actuary

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Natalie Gleed	Date:	11.20.2018

Print name:	Natalie Gleed

Title:	VP

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Christopher Werth	Date:	11/20/2018

Print name:	Christopher Werth

Title:	VP

[page break]

EXHIBIT E: Reinsurance Premiums and Allowances

E.1       Reinsurance Premium Calculation

Reinsurance net amount at risk [_____] Percentages in E.3 below [_____] Reinsurance Premium Rates in Addendum A [_____] reinsurance premium.

E.2       Reinsurance Premium Rates

The premium rates per thousand of reinsurance amount at risk shall be the percentages in E.3 below [_____] the GUL II/GVUL II YRT Basis (shown in Addendum A of the Agreement):

•	[_____] percentages are applied to the [_____] rates
•	[_____] percentages are applied to the [_____] rates. Please note that the [_____].
•	[_____] percentages are applied to the [_____] rates. Please note that the [_____].

E.3       Allowances/Percentages

[tables deleted]

[_____]

Effective 12/1/2015 thru 12/31/2018:

[table deleted]

Effective 1/1/2019:

[table deleted]

E.4       Policy Fees

No policy fees shall be paid under this Agreement.

Item 26. Exhibit (g) ii. a.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT No. 4 to the
AUTOMATIC AND FACULTATIVE YRT REINSURANCE AGREEMENT
Effective December 1, 2015
(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

SWISS RE LIFE & HEALTH AMERICA INC.
(the “Reinsurer”)

Coverage: Group Universal Life and Group Variable Universal Life (GUL II/GVUL II)
TAI Code: [_____]
Reinsurer Treaty ID: [_____]

For new policies issued on and after January 1, 2020, the Amendment Effective Date, the Agreement is hereby revised to change the mortality table from 2001 CSO to 2017 CSO. Policies issued prior to the Amendment Effective Date will use the 2001 Ultimate Mortality ALB Unismoke Table.

Section 12.1 – Credit for Reinsurance of the Agreement is hereby replaced in its entirety with the attached Section 12.1 – Credit for Reinsurance.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[page break]

IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-14-19
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-14-19
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-14-19
Peter G Ferris
Vice President & Actuary

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Natalie Gleed	Date:	8.13.19

Print name:	Natalie Gleed

Title:	VP

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Kyle Bauer	Date:	8.13.19

Print name:	Kyle Bauer

Title:	SVP

[page break]

Section 12.1 – Credit for Reinsurance

Life insurance shall be reinsured on a yearly renewable term (YRT) basis for the net amount at risk under the policy reinsured. The Reinsurer will hold, and the Ceding Company will take credit for, statutory reserves using the [_____]. The Reinsurer agrees that the Ceding Company will receive full statutory reserve credit for the reinsurance ceded under this Agreement in all jurisdictions where it files statutory financial statements and is authorized to do business.